Exhibit 10.14

Sealy Properties
Standard Industrial Lease
Multi-Tenant Modified Gross – Texas
March 2003
(Woodlands — 2408 Timberloch Place)

LEASE AGREEMENT

     PARTIES

     This Lease Agreement (“Lease”) is entered into on the date of the last execution by the parties hereto, between Sealy Woodlands, L.P., a Delaware limited partnership (“LESSOR”); and Zonagen, Inc. (“LESSEE”), and includes all pages and exhibits attached hereto and incorporated by reference herein, and all amendments, modifications, renewals, extensions, restatements, additions and deletions subsequently effected pursuant to Article 36 herein.

1. LEASED PREMISES

     LESSOR hereby leases to LESSEE, and LESSEE hereby leases from LESSOR, on the terms, conditions and covenants in this Lease, the space described, outlined and/or set forth on Exhibit “A”, consisting of 4,800 rentable square feet, and all fixtures, systems and equipment located thereon (the “Leased Premises”). The municipal address of the Leased Premises is 2408 Timberloch Place, Suites B1-B2, The Woodlands, Texas 77380 and is located on the land more particularly described on Exhibit “B” (the “Land”). The term “Building” in this Lease shall mean the physical structure(s) and all other improvements located on the Land in which the Leased Premises is located. LESSEE shall have the non-exclusive right to use the existing parking areas located on the Land, subject to the terms of this Lease.

2. TERM

     TO HAVE AND TO HOLD said Leased Premises for a period of seventy-four (74) months, commencing on May 1, 2004 or on such earlier date as LESSEE may take actual possession of the Leased Premises (the “Commencement Date”), and ending on June 30, 2010 or the last day of the month that is seventy-four (74) full calendar months following the Commencement Date (the “Expiration Date”), unless sooner terminated, renewed or extended as provided for herein (such period as renewed, extended or terminated hereinafter referred to as the “Term”). If there is work to be performed by LESSOR pursuant to Exhibit “C”, the Commencement Date shall be subject to adjustment as provided in Article 3.

3. ACCEPTANCE OF LEASED PREMISES; CONDITION AND SUITABILITY

     A. Except for work required to be performed by LESSOR as provided for pursuant to Exhibit “C”, LESSEE acknowledges that: (i) it has fully inspected the Leased Premises; (ii) it is fully aware of the physical condition of the Leased Premises; (iii) it hereby accepts the Leased Premises in its present AS IS condition with no express warranties nor promises to repair, replace or maintain (except as expressly set forth in this Lease) and no implied warranties; (iv) the Leased Premises is fully suitable for LESSEE’s uses, purposes and occupancy; (v) the Leased Premises is in good and satisfactory condition.

     B. If the Leased Premises or any part thereof is to be constructed or modified by LESSOR prior to the Commencement Date, in accordance with Exhibit “C”, the Lease Commencement Date shall be the date which the improvements required to be performed by LESSOR pursuant to Exhibit “C” have been substantially completed.

4. BASE RENT, SECURITY DEPOSIT AND ESCROW

     A. As rental for the Leased Premises, LESSEE agrees to pay as rent to LESSOR, without notice, reduction, deduction or offset, at LESSOR’s office at P.O. Box 973107, Dallas, Texas 75397-3107, or at such other place as LESSOR may from time to time designate in writing in advance, the “Base Monthly Rent” as set forth in Article 4.E herein on or before the first day of each calendar month through the Term.

     B. Upon delivery of this Lease, LESSEE will deposit $6,400.00 to be applied as follows: $3,200.00 as the first Base Monthly Rent Payment as defined herein and $3,200.00 as a Security Deposit. Any amount designated herein as “Security Deposit” shall not bear interest, may be commingled with LESSOR’s general funds, and shall not be considered an advance payment of rent or a measure of LESSOR’s damages. In the event of a Default (as defined in Article 20), including but in no way limited to the non-payment of rent, LESSOR may, from time to time without forfeiting, compromising, releasing, novating or waiving any right or remedy, use the Security Deposit to the extent necessary to pay past due rent and other amounts due LESSOR. Following any such application of the Security Deposit, LESSEE shall pay to LESSOR the amount so applied in order to restore the Security Deposit to its original amount within five (5) days after written request.

     C. If LESSEE is not in Default, the balance of the Security Deposit shall be returned by LESSOR (or, in the event of an assignment of LESSOR’s interest in the Leased Premises and the Security Deposit during the Term, by LESSOR’s assignee) within sixty (60) days after the later of: (i) the end of the Term or (ii) delivery of possession of the Leased Premises to LESSOR in accordance with this Lease. The Security Deposit shall be deemed the property of LESSOR. LESSEE hereby expressly waives the requirements and applicability of Tex. Prop. Code §§ 93.005 — 93.011, and agrees that LESSOR shall return to LESSEE the balance of the Security Deposit not applied to satisfy LESSEE’S obligations within the sixty (60) day period set forth above, provided LESSEE has performed all of its obligations hereunder. If such waiver is not effective under applicable law, LESSOR shall, within the time required by applicable law, return to LESSEE the portion of the Security Deposit remaining after deducting all damages, charges and other amounts permitted by law. LESSOR and LESSEE agree that such deductions shall include, without limitation, all damages and losses that LESSOR has suffered or that LESSOR reasonably estimates that it will suffer as a result of any breach of this Lease by LESSEE. LESSOR shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Leased Premises to a person or entity assuming LESSOR’S obligations under this Article 4.C.

     D. In addition to the Base Monthly Rent, LESSEE agrees to pay to LESSOR as additional rent its Proportionate Share (as defined in Article 31) of expenses with respect to the Building and/or project of which the Leased Premises are a part, including: (i) Taxes pursuant to Article 7; (ii) insurance costs pursuant to Article 8; (iii) utility costs pursuant to Article 12;

(iv) Common Area costs pursuant to Article 11; and (v) the operating expenses set forth in Articles 4.E (all of the foregoing expenses being collectively referred to herein as the “Operating Expense” or “Operating Expenses”). During each month of the Term, on the same day that Base Monthly Rental is due hereunder and, without notice or demand, LESSEE shall pay to LESSOR an amount equal to 1/12 of the estimated annual cost of LESSEE’s Proportionate Share of the Operating Expenses as reasonably determined by LESSOR. The initial monthly payments are based upon the estimated amounts for the first calendar year of the lease, and may be increased or decreased by LESSOR to reflect the projected actual cost of all such items during each calendar year. If LESSEE’s total Operating Expense payments applicable to a calendar year are less than LESSEE’s Proportionate Share of all such items, LESSEE shall pay the difference to LESSOR within ten (10) days after written request. If after such adjustment, the payments for Operating Expenses by LESSEE applicable to a calendar year are more than LESSEE’s actual Proportionate Share of all such items, LESSOR shall retain such excess and credit such excess payment against LESSEE’s future Operating Expense payments due.

     E. The amount of the initial Base Monthly Rent for the term of the Lease is outlined on “Exhibit C — Special Stipulations.” In addition to Base Monthly Rent, LESSEE shall also pay LESSEE’s Proportionate Share of Operating Expenses.

As used herein, the term “Total Monthly Payment” shall include all subsequent adjustments pursuant to this Article 4. If this Lease shall commence on any date other than on the first day of a calendar month, or end on any date other than the last day of a calendar month, rent for such month shall be prorated on a daily basis. In the event of a partial calendar year LESSEE’s Proportionate Share of the Operating Expenses shall be proportionately adjusted based on the number of days comprising such partial calendar year.

5. LATE CHARGES

     Time is of the essence regarding all amounts payable to LESSOR. All amounts due under this Lease shall be paid on or before the date due. LESSEE acknowledges that the late payment of Base Monthly Rent or any other amounts payable by LESSEE to LESSOR hereunder (all of which shall constitute additional rent to the same extent as the Base Monthly Rent) will cause LESSOR to incur administrative costs and other damages, the exact amount of which would be impracticable or extremely difficult to ascertain. LESSEE AND LESSOR agree that if LESSOR does not receive any such payment on or before five (5) business days after the date the payment is due, LESSEE shall pay to LESSOR, as additional rental, a late charge equal to ten percent (10%) of the overdue amount to cover such additional administrative costs. This provision for a late charge shall be in addition to all of LESSOR’s other rights and remedies hereunder or at law or equity, and shall not be construed as liquidated damages.

6. PURPOSE, USE AND OCCUPANCY; COMPLIANCE WITH LAWS

     A. The Leased Premises are leased for the purpose of, and shall be used and occupied for office and laboratory research which includes, without limitation, animal research, record storage, laboratory chemical storage, research and development, clinical development manufacturing, and pharmaceutical and diagnostic research, development, and manufacturing, and for no other purpose, subject in all respects to the terms of all applicable laws, rules and regulations. The Leased Premises shall not be used for any unlawful purpose nor in any manner creating a public or private nuisance or trespass. Neither sidewalks nor loading docks nor any other area outside the Leased Premises shall be used for sale, storage or display in any manner whatsoever.

     B. LESSEE shall, at its sole cost and expense, obtain all licenses, certificates, permits and all other approvals necessary for such purpose, use and occupancy of the Leased Premises, and shall provide LESSOR with copies of same within thirty (30) days of LESSEE’s occupancy and additional copies as may be reasonably requested within five (5) days after written request. LESSEE shall comply with all governmental statutes, laws, ordinances, orders, decrees, decisions, rules and regulations applicable to the purpose, use and occupancy of the Leased Premises, including but in no way limited to the correction, prevention and abatement of public or private nuisances or Hazardous Substances (as defined in Article 28.A), in, upon, or connected with the Leased Premises, all at LESSEE’s sole expense. LESSEE will not permit the Leased Premises to be used for any purpose or in any manner, or take or allow any action or inaction, which would not be covered by the insurance described in Articles 8 or 9 or which would render the insurance thereon void or voidable or the insurance risk more hazardous or the premium therefor more expensive. If there is any increase in the cost of any such insurance described in Article 8 or 9 because of LESSEE’s proposed or actual actions or inactions, LESSEE shall pay the full amount of such increase within ten (10) days after written request.

     C. LESSEE and LESSEE’s agents, employees, contractors and invitees will comply fully with all requirements of the rules and regulations of the Building and/or project and related facilities which are attached hereto as Exhibit “D”, and made a part hereof as though fully set out herein. LESSOR shall at all times have the right to reasonably change such rules and regulations or to promulgate other rules and regulations in such manner as may be deemed advisable for safety, care, or cleanliness of the Building and/or project and related facilities, and for preservation of good order therein, all of which rules and regulations, changes and amendments will be forwarded to LESSEE in writing and shall be carried out and observed by LESSEE. LESSEE shall further be responsible for the compliance with such rules and regulations by the employees, servants, agents, visitors and invitees of LESSEE.

7. TAXES

     A. LESSEE shall pay LESSEE’s Proportionate Share pursuant to Articles 4.D and 4.E of all taxes, assessments and governmental charges of any kind and nature imposed upon the Leased Premises, Land, Building and/or project of which the Leased Premises are a part (referred to herein as “Taxes”). If at any time during the Term there shall be levied, assessed or imposed on LESSOR a capital levy or other tax directly on the rents received from the Leased Premises, Land, and/or an assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Leased Premises, Land or Building, in which the Leased Premises are located, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term “Taxes.”

     B. LESSEE shall be liable for and pay all taxes, assessments, levies and governmental charges imposed against any personal property or fixtures placed in the Leased Premises. If any such taxes, assessments, levies or governmental charges are against LESSEE’s property and (i) LESSOR pays same or (ii) the assessed value of LESSOR’s property is increased by inclusion of LESSEE’s personal property and fixtures and LESSOR pays all or part of same, then, within five (5) days after written request, LESSEE shall pay same to LESSOR.

     C. LESSOR shall have the option, but not the obligation, to pay any and all taxes, assessments, levies and charges (whether or not included in the aforementioned definition of Taxes) payable by LESSEE under this Lease or by law. If LESSOR does so, LESSEE shall pay to LESSOR the amount so paid within five (5) days after written request.

     D. LESSOR shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the Leased Premises, Land and Building within the applicable taxing jurisdiction, and LESSEE’s Proportionate Share of the cost of such consultant shall be included as taxes to be charged to Lessee pursuant to this Article.

     E. LESSEE’s cost of the taxes and other items mentioned in this Article shall be defined as its prorata share of any increase of the total annual taxes regardless of the jurisdiction, jurisdictions, authority or authorities levying the same, in excess of the total annual taxes levied or assessed for the Base Year of 2004. Tax expense shall be determined on an accrual basis in accordance with generally accepted accounting principles consistently applied.

     F. LESSEE has no right to protest the real estate tax rate assessed against the Project and/or the appraised value of the Project determined by any appraisal review board or other taxing entity with authority to determine tax rates and/or appraised values (each a “Taxing Authority”). LESSEE hereby knowingly, voluntarily and intentionally waives and releases any right, whether created by law or otherwise, to (a) file or otherwise protest before any Taxing Authority any such rate or value determination even though LESSOR may elect not to file any such protest; (b) receive, or otherwise require LESSOR to deliver, a copy of any reappraisal notice received by LESSOR from any Taxing Authority; and (c) appeal any order of a Taxing Authority which determines any such protest. The foregoing waiver and release covers and includes any and all rights, remedies and recourse of LESSEE, now or at any time hereafter, under Section 41.413 and Section 42.015 of the Texas Tax Code (as currently enacted or hereafter modified) together with any other or further laws, rules or regulations covering the subject matter thereof. LESSEE acknowledges and agrees that the foregoing waiver and release was bargained for by LESSOR and LESSOR would not have agreed to enter into this Lease in the absence of this waiver and release. If, notwithstanding any such waiver and release, LESSEE files or otherwise appeals any such protest, then LESSEE will be in default under this Lease and, in addition to LESSOR’s other rights and remedies, LESSEE must pay or otherwise reimburse LESSOR for all reasonable costs, charges and expenses incurred by, or otherwise asserted against, LESSOR as a result of any tax protest or appeal by LESSEE, including appraisal costs, tax consultant charges and attorneys’ fees (collectively, the “Tax Protest Costs”). If, as a result of LESSEE’s tax protest or appeal, the appraised value for the Project is increased above that previously determined by the Taxing Authority (such increase, the “Value Increase”) for the year covered by such tax protest or appeal (such year, the “Protest Year”), then LESSEE must pay LESSOR, in addition to all Tax Protest Costs, an amount (the “Additional Taxes”) equal to the sum of the following: (i) the product of the Value Increase multiplied by the tax rate in effect for the Protest Year; plus (ii) the amount of additional taxes payable during the five (5) year period following the Protest Year, such amount to be calculated based upon the Value Increase multiplied by the tax rate estimated to be in effect for each year during such five (5) year period. LESSEE must pay all Additional Taxes — even those in excess of LESSEE’s proportionate share and which may relate to years beyond the term of this Lease. The Additional Taxes will be conclusively determined by a tax consultant selected by LESSOR, without regard to whether and to what extent LESSOR may be able in years following the Protest Year to reduce or otherwise eliminate any Value Increase. All Tax Protest Costs and Additional Taxes must be paid by LESSEE within five (5) days following written demand by LESSOR.

8. LESSOR’S INSURANCE

     A. LESSOR shall procure insurance policies and charge a Proportionate Share of the premium cost to the LESSEE pursuant to Articles 4.D and 4.E of, fire, casualty, liability and any other insurance coverage for the Leased Premises, Land, Building and/or project of which the Leased Premises are a part, as is commercially practicable. Such insurance shall include, but in no way be limited to, casualty insurance covering the Building in an amount of not less than eighty percent (80%) of the replacement cost thereof.

     B. LESSOR shall have the right to employ an insurance consulting firm to attempt to assure a competitive insurance cost on the Leased Premises, Land and Building, and LESSEE’s Proportionate Share of the cost of such consultant shall be included as LESSOR’S insurance to be charged to Lessee pursuant to this Article.

     C. LESSEE’s cost of the insurance and other items mentioned in this Article shall be defined as its prorata share of any of the premiums in excess of such costs for the Base Year of 2004. Insurance expense shall be determined on an accrual basis in accordance with generally accepted accounting principles consistently applied.

9. LESSEE’S INSURANCE

     LESSEE, at its sole expense, shall obtain and maintain in full force and effect at all times during the Term the following insurance coverage: (a) worker’s compensation insurance; (b) “All Risk” fire and extended coverage insurance covering all contents, fixtures and improvements in the Leased Premises in an amount not less than 100% of their full replacement cost; (c) public general liability insurance against liability for property damage and personal injury suffered by anyone by reason of the use or occupancy of the Leased Premises with minimum limits of $1,000,000 on account of bodily injury to or death of one person, $1,000,000 on account of any one occurrence affecting more than one person and $500,000 on account of damage to property; and (d) insurance covering the releases and indemnities of LESSEE set forth in this Lease. All of such insurance shall be provided by an insurance company or companies with A.M. Best ratings of A-VII or better and licensed to do business in the state in which the property is located shall name LESSOR as an additionally insured, and shall be non-cancelable except upon thirty (30) days written notice to LESSOR and any designees of LESSOR. Within ten (10) days after the date of this Lease, and thereafter within ten (10) days after written request, LESSEE shall provide certificates of insurance evidencing the aforementioned coverage, or other such evidence acceptable to LESSOR in its sole discretion.

10. MAINTENANCE AND REPAIR BY LESSOR

     A. LESSOR, at its own cost and expense, shall maintain only the roof, foundation and the structural soundness of the exterior walls of the Building in good repair, reasonable wear and tear excepted. The term “exterior walls” as used herein shall not include windows, glass or plate glass, doors, special storefronts, or office entries but will include concrete overhangs. LESSOR agrees, if required under the American’s with Disabilities Act of 1990, to be responsible to install appropriate curb cuts to permit wheel chair access from the parking areas into the Building provided that such access is not a result of the LESSEE’s use or any changes made by LESSEE to the Premises.

     B. LESSEE shall repair and pay for any damage caused by the actions or inactions of LESSEE, and LESSEE’s employees, agents, contractors, invitees, licensees, patrons and others under its control, or caused by LESSEE’s Default or failure to discharge its obligations and duties to repair and maintain the Leased Premises as provided in this Lease.

     C. LESSEE shall promptly give LESSOR written notice of any defect or need for repairs after which LESSOR shall have reasonable opportunity to repair same or cure such defect. LESSOR’s liability with respect to any defects, repairs or maintenance for which LESSOR is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect. LESSOR shall be allowed full access at all times to the Leased Premises by LESSEE for the purpose of fulfilling or attempting to fulfill its obligations under this Article 10.

11. MAINTENANCE AND REPAIR BY LESSEE; COMMON AREA MAINTENANCE

     A. LESSEE shall, at its sole expense, repair and maintain all parts of the Leased Premises, except those for which LESSOR is expressly responsible under this Lease, in good condition, making all necessary repairs, maintenance and replacements, including but not limited to, ceiling tiles, windows, glass, doors, signs, office entries, railings, interior walls and finish work, floors and floor covering, heating and ventilation systems, air conditioning systems, dock boards and ramps, truck doors, dock bumpers, plumbing fixtures, termite and pest extermination, removal of trash and debris, and handicap access areas, and shall keep the whole of the Leased Premises in a safe, clean and sanitary condition. LESSEE shall not cause or permit trash to accumulate in or around the Building.

     B. In addition, LESSEE shall at its sole expense, repair and maintain, those portions of the Leased Premises and Building, to the extent that such items serve the Leased Premises exclusively, not in common with other tenants; including but not limited to, plumbing, drains, electrical systems, fire sprinkler systems, gutters, downspouts, exterior painting, trees, shrubs, landscaping, parking areas, driveways, sidewalks, curbs, bollards, railings, loading areas, lighting, utility consumption, owners association dues, hallways, and other areas and improvements exclusive of the roof, foundation and other structural components of the Building.

     C. LESSEE shall not be obligated to repair any damage caused by fire, tornado or other Act of God or Force Majeure (as defined in Article 40 of this Lease) to the extent of insurance proceeds actually paid to LESSOR.

     D. LESSEE shall not damage any demising wall or supports or disturb the integrity or support provided by any demising walls or supports and shall, at its sole expense, promptly repair any damage or injury to any demising wall or support caused by LESSEE or its employees, agents, contractors, invitees, licensees, patrons or others under its control.

     E. In multiple occupancy buildings, LESSOR reserves the right to operate, and perform maintenance, repair, and replacement as necessary to the Common Areas. The Common Areas are the parts of the Land and Building as designated by LESSOR from time to time for the common use of the tenants, including, but not limited to, plumbing, drains, electrical systems, gutters, downspouts, exterior painting, trees, shrubs, landscaping, parking areas, driveways, sidewalks, curbs, bollards, loading areas, rail spur areas, private streets and alleys, lighting, hallways, and other areas and improvements provided by LESSOR for the common use of all tenants, exclusive of the roof, foundation and other structural components of the Building, all of which shall be operated and maintained by LESSOR in such manner as LESSOR, in its reasonable discretion, shall determine to be consistent with similar properties within The Woodlands. LESSOR reserves the right to change from time to time the dimensions and location of the Common Areas. LESSOR shall charge to LESSEE pursuant to Articles 4.D and 4.E LESSEE’s Proportionate Share of the cost of operation and maintenance of the Common Areas (including, but not limited to, costs incurred for management fees (exclusive of asset management fees), maintenance, personnel, lighting, utility consumption, owners association dues, heating, air conditioning, water, sewerage, painting, termite control, pest extermination, trash and debris removal, cleaning, inspecting, landscaping, lawn sprinkler systems, repairing, replacing, policing, guarding and protecting) which may be incurred by LESSOR in its discretion.

     F. LESSOR reserves the right but is not obligated to perform necessary repairs to common sewage line plumbing and all other repairs, maintenance and replacements which are otherwise LESSEE’s obligation under this Article 11, and if found to have been caused by LESSEE or its contractors, invitees, agents or employees, LESSEE shall, with respect to such items, be liable for and pay to LESSOR the cost of same within ten (10) days after written request. Provided that if any other particular tenant of the Building can be clearly identified as being responsible for the actions or inactions leading to the need for such repair, maintenance or replacement as described in this Article 11, then LESSOR shall seek from such other tenant, if responsible, to pay for entire cost thereof.

     G. [RAIL SERVICE PROVISION INTENTIONALLY DELETED].

     H. LESSEE shall, at its sole expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating, ventilation and air conditioning systems and other equipment within the Leased Premises. LESSOR reserves the right to approve or disapprove of any maintenance contract and the contractor(s) performing work on equipment serving the Leased Premises. If LESSOR disapproves any contractor, LESSOR will provide LESSEE with the reasons for such disapproval. The service contract must include all services recommended by the equipment manufacturer and must become effective and a copy thereof delivered to LESSOR without demand within thirty (30) days of the date of this Lease.

     I. LESSEE shall pay LESSEE’s Proportionate Share, pursuant to Articles 4.D and 4.E, of all costs incurred by LESSOR associated with the Common Area items mentioned in this Article 11 in excess of the cost of such items for the Base Year of 2004. Notwithstanding anything herein to the contrary, in no event shall LESSEE’s Proportionate Share of Controllable Operating Expenses (as defined below) in calendar year 2005 or any subsequent calendar year during the Term exceed 107% of LESSEE’s Proportionate Share of Controllable Operating Expenses applicable to the then prior calendar year, calculated on a cumulative basis. There shall be no limitation on LESSEE’s Proportionate Share of Non-Controllable Operating Expenses (as defined below). Assume, for example, LESSEE’s Proportionate Share of Controllable Operating Expenses for calendar year 2005 was $100.00. In calendar year 2006, LESSEE’s Proportionate Share of Controllable Operating Expenses would be the lesser of (i) LESSEE’s Proportionate Share of Controllable Operating Expenses for calendar year 2006, or (ii) $107 ($100.00 plus 7%). In calendar year 2007, LESSEE’s Proportionate Share of Controllable Operating Expenses would be the lesser of (i) LESSEE’s Proportionate Share of Controllable Operating Expenses for calendar year 2007, or (ii) $114.49 ($107 plus 7%). As used herein, the terms (a) “Controllable Operating Expenses” shall mean all Operating Expenses other than Taxes, insurance premiums, utility charges, snow and ice removal charges and other Operating Expenses outside the reasonable control of LESSOR; and (b) “Non-Controllable Operating Expenses” shall mean all Operating Expenses, other than Controllable Operating Expenses.

12. UTILITIES

     LESSOR agrees to provide, at its sole expense, the connections to the Leased Premises for sewer, water, electricity, natural gas and telephone service; but LESSEE shall pay for all charges for water, gas, heat, light power, telephone, sewer, fire sprinklers and all other utilities and services used on or from the Leased Premises, together with any taxes, assessments, deposits, surcharges or other additional charges, penalties or the like pertaining thereto and any repair and maintenance charges for utilities, and LESSEE shall furnish all electric light bulbs and tubes and elements. If any such services are not separately metered to LESSEE, LESSEE shall pay its Proportionate Share of the cost of such services pursuant to Articles 4.D and 4.E of all charges jointly metered with other tenants of the Building; provided, however, LESSOR shall have the right to charge LESSEE with a greater share of the cost of such services on an equitable basis to the extent LESSEE is using a disproportionately large amount of the services in relation to the other tenants of the Building and/or project. LESSOR reserves the right to cause any of said services to be separately metered to LESSEE at LESSEE’s sole expense. LESSOR shall not be liable or pay for any interruption, re-establishment or failure of utility services to the Leased Premises, except to the extent such interruption was solely caused by an agent of LESSOR. Except as addressed in the previous sentence, in the event of any interruption of utility service, LESSOR will use commercially reasonable efforts (without cost nor liability to LESSOR) to restore any interruption of utility services to the Leased Premises.

13. RELEASES AND INDEMNITY AND WAIVER OF SUBROGATION

     A. LESSEE assumes full responsibility to LESSOR and all third parties for the condition and security of the Leased Premises, and agrees to keep the Leased Premises in a safe condition and to defend, indemnify and hold LESSOR, its employees, representatives, agents, contractors, patrons, invitees, and licensees harmless from any and all liability for and against any injury or damage relating to, arising from or connected with: (i) the condition of and the use and occupancy of the Leased Premises, including but not limited to any injury or damage caused by, relating to, connected with, or arising from the condition of the Leased Premises or the actions or inactions of LESSEE, its employees, agents, contractors, patrons, invitees, licensees or others under its control, or by fire, explosion, falling plaster, or other materials, Hazardous Substances, steam, gas, electricity, water, rain, sleet, snow, or hail, or from leaks from any parts of the Leased Premises, or from pipes, appliances, or plumbing works, from the roof, street, or subsurface or from any other place, or by dampness or by occupants of contiguous or adjacent property, or the public, or from any damage caused by operations in connection with any construction or demolition, or by any other cause or catastrophe whatsoever; (ii) all actions or inactions of LESSEE, its employees, agents, contractors, patrons, invitees, licensees or others under its control, in or about the Leased Premises; (iii) all costs, reasonable attorney’s fees, expenses and liability incurred by LESSOR in connection with any suit, claim or action or proceeding brought on account of the events and transactions described in Articles 7.A(i) and (ii); provided, however, LESSEE shall not be required to indemnify and hold LESSOR harmless from or against any such injury or damage caused by the sole negligence or willful misconduct of LESSOR or its employees or agents. Unless caused by the gross negligence of LESSOR or its employees or agents, LESSOR shall not be liable or responsible for any loss of or damage to the personal property of LESSEE or others by theft, all of which property shall be insured or self-insured by LESSEE, at LESSEE’s sole cost and expense.

     B. LESSOR and LESSEE each hereby release each other from all loss or damage caused by perils required by this Lease to be insured through, by or under them by way of subrogation or otherwise, even if such loss or damage shall have been caused by the actions or inactions of the other party or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in effect only with respect to loss or damage occurring during such times as the releasor’s policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds paid under such policies. LESSOR and LESSEE agree that they will request their respective insurance carriers to include in their policies such a clause or endorsement.

     C. The provisions of Articles 7.A and 7.B shall survive the lease Term with respect to all events, occurrences, series of events or occurrences, transactions, suits, claims or actions occurring during the Term of this Lease.

14. ALTERATIONS AND FIXTURES

     LESSEE shall not make any alterations, additions or improvements (“Alterations”) to the Leased Premises, Land or Building (including but in no way limited to roof and wall penetrations) without the express prior written consent of LESSOR, which consent (a) as to structural Alterations or non-structural Alterations having an aggregate cost in any calendar year of more than $5,000, may be withheld in LESSOR’s sole and absolute discretion; and (b) as to non-structural Alterations of $5,000 or less in any calendar year, shall not be unreasonably withheld, conditioned or delayed. LESSEE may, without the consent of LESSOR, but at its sole expense and in a good workmanlike manner, erect such shelves, bins, machinery and trade fixtures (“Fixtures”), without altering the structural soundness, aesthetics or basic character of the Leased Premises, Land or Building or its walls, and in any case complying with all applicable governmental laws, ordinances, decisions, orders, decrees, regulations and other requirements. All Alterations and Fixtures erected by LESSEE that are affixed to the Leased Premises or the Building shall be and remain the property of LESSOR during the Term of this Lease; however, LESSEE shall, unless LESSOR otherwise agrees in writing prior to the date of installation, remove all Alterations and Fixtures erected by LESSEE and restore the Leased Premises to its original condition by the end of the Term or upon earlier vacating of the Leased Premises, whichever comes first. Any Alterations and Fixtures as LESSOR agrees may remain in the Leased Premises shall be and become the property of LESSOR upon and after such end of the Term or LESSEE’s earlier vacating of the Leased Premises. All removals and restorations by LESSEE shall be accomplished in a good and workmanlike manner so as not to damage the Leased Premises, Land or Building or their structural, aesthetic or functional qualities, and LESSEE shall repair any such damage at its sole cost and expense.

15. SIGNS AND SIGN REMOVAL

     After first obtaining express written approval from LESSOR, LESSEE shall have the right to erect signs on the exterior walls of the Building in accordance with signage specifications established by LESSOR. Any such signs shall be securely attached parallel to the walls and shall be in keeping with the general scheme of the signs and aesthetic characteristics in the immediate vicinity of the Leased Premises and shall not be other than customary trade signs identifying the business of LESSEE. LESSEE shall not erect any sign over the public way, over the roofline or on the roof, nor paint or otherwise deface or alter the exterior walls of the Building or Leased Premises. The erection of any signs by LESSEE shall be subject to and in conformity with all applicable laws, zoning ordinances, building restrictions, and covenants of record and in accordance with LESSOR’s signage standards. On or before the end of the Term, LESSEE shall remove all signs thus erected, and shall repair any damage or disfigurement, and close any holes, caused by such removal.

16. ASSIGNMENT OR SUBLETTING

     LESSEE may not assign this Lease or sublease the Leased Premises in whole or in part without LESSOR’s prior express written consent (such consent not to be unreasonably withheld, conditioned or delayed), and then only in accordance with and subject to the following conditions, the satisfaction of which shall be in the sole discretion of LESSOR:

     A. If LESSEE desires to assign this Lease or sublet the Leased Premises in whole, then, at least sixty (60) days prior to the proposed effective date of any assignment or sublease, the LESSEE shall deliver to LESSOR a written notice of intention to assign or to sublease, setting forth a proposed commencement date for the assignment or sublease and shall attach to such notice a copy of the proposed assignment or sublease agreement and all agreements collateral thereto. The LESSOR shall then have the right, to be exercised by giving written notice to LESSEE within thirty (30) days after receipt of LESSEE’s notice of intention to assign or sublease, to cancel and terminate this Lease, as of the day before the proposed effective date of the assignment or sublease.

     B. In the event of the assignment of this Lease or sublease of all or any portion of the Leased Premises where the rental reserved in the assignment or sublease exceeds the rental or the pro-rata portion of the rental, as the case may be, for such space reserved in this Lease, LESSEE shall pay the LESSOR monthly, as additional rent, at the same time and at the same place as the monthly installments of rent hereunder, all of the excess of the rental reserved in the assignment or sublease over the rental reserved in this Lease applicable to the assigned or subleased space (after reduction for the amortized portion of any tenant improvement costs and leasing commissions, if any, actually paid by LESSEE to non-affiliated parties in connection with any such assignment or sublease, but not otherwise).

     C. None of LESSEE’s obligations to LESSOR under this Lease shall be waived, forfeited, compromised, released or novated regardless of any assignment or sublease, and any assignment or sublease shall be expressly subject to and in compliance with the provisions of this Lease. Further, the terms and conditions of this Lease shall take precedence over and control the provisions of any sublease or assignment to the extent of conflict or differing interpretation.

     D. LESSEE acknowledges and agrees that, among other matters, LESSOR has no obligation to consent to any assignment or subletting (and will be acting reasonably if consent is denied) if: (a) same would cause LESSOR to be in violation of its obligations under another lease or agreement to which LESSOR is a party; (b) in LESSOR’s reasonable judgment, a proposed assignee or subtenant is not able financially to pay the rents due under this Lease as and when they are due and payable; (c) a proposed assignee’s or subtenant’s business will impose a burden on the Building’s parking facilities, Common Areas or utilities that is greater than the burden imposed by LESSEE, in LESSOR’s judgment; (d) the terms of a proposed assignment or subletting will allow the proposed assignee or subtenant to exercise a right of renewal, right of expansion, right of first offer, right of first refusal or similar right held by LESSEE; (e) a proposed assignee or subtenant refuses to enter into a written assignment agreement or sublease, in form satisfactory to LESSOR, which provides that it will assume all of the terms and conditions of this Lease for the term of any assignment or sublease; (f) the use of the Leased Premises by the proposed assignee or subtenant will not be identical to the use permitted by this Lease; (g) LESSEE is in default at the time of the request; (h) LESSOR has sued or been sued by the proposed assignee or subtenant or has otherwise been involved in a legal dispute with the proposed assignee or subtenant; (i) the assignee or subtenant is involved in a business which is not in keeping with the then current standards of the Building; (j) the proposed assignee or subtenant is an existing tenant of the Building or is a person or entity then negotiating with LESSOR for the lease of space in the Building or another facility owned by LESSOR or an affiliate; or (k) the assignee or subtenant is a governmental or quasi-governmental entity or an agency, department or instrumentality of a governmental or quasi-governmental agency. LESSEE acknowledges and agrees that the list set forth above has been included for illustration purposes only and does not represent the sole or exclusive basis upon which LESSOR may withhold LESSOR’s consent to any assignment or subletting.

     E. The involvement by LESSEE or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or LESSEE’s assets occurs, which results or will result in a reduction of the “Net Worth” of LESSEE as hereinafter defined, by an amount equal to or greater than twenty-five percent (25%) of such Net Worth of LESSEE as it is represented to LESSOR at the time of the execution by LESSOR of this Lease or as it exists immediately prior to said transaction or transactions constituting such reduction, at whichever time said Net Worth of LESSEE was or is greater, shall be considered to be an assignment of this Lease by LESSEE to which LESSOR may withhold its consent. “Net Worth” of LESSEE for purposes of this Article 16.E shall be the tangible net worth of LESSEE (excluding any guarantors) established under generally accepted accounting principles consistently applied.

17. DAMAGE OR DESTRUCTION

     A. If, at any time prior to the Commencement Date or during the Term, the Leased Premises or the Building should be destroyed or damaged to any extent which may require repairs in an amount in excess of twenty (20%) percent of the replacement cost, less reasonable depreciation under the straight line method, of the Leased Premises or the Building, LESSOR shall have the right and option of either:

          (1) Immediately terminating this Lease, in which case neither party shall have any rights against the other party from and after the occurrence or destruction except those arising from this Lease; or

          (2) Repairing or rebuilding such damaged or destroyed portions of the Leased Premises or Building in substantially the same or better condition as immediately prior to the destruction or damage, in which event rental shall be reduced proportionately to the loss of actual physical occupancy suffered by LESSEE, provided that, if such damage was the result of the actions or inactions of LESSEE, its employees, agents, contractors, invitees, licensees, patrons or others under its control, rental shall not be reduced during such period.

     B. If during the Term there should be any such damage or destruction, but to an extent less than the said twenty percent (20%) of the depreciated replacement cost as discussed above, this Lease shall continue and LESSOR shall repair or rebuild the damaged or destroyed portions of the Leased Premises as set forth in Article 17.A above, and the rent shall be reduced in proportion to the actual loss of physical occupancy suffered by LESSEE for the period of the repair or rebuilding, provided LESSOR shall have no obligation to spend or incur costs for such repair or rebuilding in excess of the insurance proceeds actually paid to LESSOR.

     C. If during the Term, there should be any damage or destruction (without any regard to whether the percentage of replacement cost exceeds twenty (20%) percent) to the Leased Premises or the Building, and LESSOR fails, within one hundred eighty (180) days following the date of LESSOR’s receipt of insurance proceeds and commencement of repairs, to repair and rebuild same to substantially the same condition as existed prior to such damage or destruction, then in such event LESSEE shall have the right to terminate this Lease by delivery of written notice to LESSOR no later than the tenth (10th) day thereafter. Any such termination will, if

LESSEE timely delivers such notice, be effective as of the thirtieth (30th) day following the date of LESSEE’s notice.

     D. If during sixty (60) days after the occurrence of any damage or destruction which gives rise to the option of LESSOR either to terminate, repair or rebuild, LESSOR should not give LESSEE notice of its decision, then this Lease shall continue in full effect, the option to terminate this Lease shall be deemed to have been waived, and LESSOR shall repair or rebuild the Leased Premises, provided LESSOR shall have no obligation to spend or incur costs for such repair or rebuilding in excess of the insurance proceeds actually paid to LESSOR.

18. CONDEMNATION

     A. If, at any time during the Term, (a) title to the entire Leased Premises should become vested in a public or quasi-public authority by virtue of the exercise of expropriation, condemnation or other power in the nature of eminent domain, or by voluntary transfer from the owner of the Leased Premises under threat of such a taking, or (b) if less than the entire Leased Premises be thus taken, or transferred in lieu of such a taking, but it would be legally and commercially impossible for LESSEE to occupy the portion of the Leased Premises remaining, and impossible for LESSEE reasonably to conduct his trade or business therein, or then in either event, the Term shall end as of the time of such vesting of title, after which neither party shall be further obligated to the other except for occurrences antedating such taking.

     B. Should there be such a partial taking or transfer in lieu thereof, but not to such an extent as to make such continued occupancy and operation by LESSEE an impossibility, then this Lease shall continue on all of its same terms and conditions subject only to a reduction in rent proportionate to such taking. It is provided, however, that LESSOR shall have the right and option to terminate this Lease in the event there is a partial taking or transfer in lieu thereof which affects a portion of the Building and/or the project to the extent that, in LESSOR’s reasonable opinion, it is commercially impractical to continue the operation of the Building or the project in a manner that will justify the continuation of this Lease.

     C. In the event of any such taking or private purchase in lieu thereof, all compensation awarded for any taking (or sale proceeds in lieu thereof) of the fee or leasehold interest shall be the property of LESSOR, and LESSEE shall have no claim thereto, the same being hereby expressly waived by LESSEE. Any amounts specifically awarded or agreed upon by LESSEE and the expropriating authority for the taking of LESSEE’s removable trade fixtures or the value of improvements made by LESSEE to the Leased Premises shall be the property of LESSEE. LESSEE further grants LESSOR exclusive authority to negotiate with any such authority for payment both with respect to the interest of LESSOR and the leasehold interest of LESSEE in the Leased Premises.

19. ENTRY DURING TERM

     A. LESSOR shall have the right to enter the Leased Premises throughout the Term for the following purposes: (1) inspecting the general condition and state of repair of the Leased Premises; (2) performing such maintenance and other obligations as may be required or permitted by this Lease of LESSOR; (3) showing the Leased Premises to any prospective purchasers or lenders; (4) showing the leased premised to prospective tenants during the last six (6) months of the Term or in the event of Default by LESSEE, at any time; (5) taking any emergency action which LESSOR in its sole discretion deems necessary to protect the Leased Premises, Land or Building; (6) determining whether there has been a Default under this Lease; and (7) any other reasonable purposes. LESSOR agrees to use reasonable efforts to provide LESSEE with at least twenty-four (24) hours prior notice of any such entry.

     B. If this Lease is not renewed or extended within one hundred twenty (120) days prior to the end of the Term, LESSOR, its officers, agents or assigns, shall have the right to erect on or about the Leased Premises a customary sign advertising the Leased Premises, Building and/or Land for lease or for sale; and shall likewise have the right to enter the Leased Premises for the purpose of showing the Leased Premises to prospective tenants.

20. DEFAULT

     The following, whether one or more and whether occurring together or separately, shall each be considered a breach and default by LESSEE under and of this Lease (“Default”): (i) failure to timely pay all or part of any amount payable under this Lease within five (5) days after the same shall be due; (ii) failure, for any reason whatsoever, of LESSEE to perform or effect performance of any of the other terms, conditions, obligations, agreements or covenants to be observed or performed by LESSEE under this Lease, within five (5) days after written notice to LESSEE of its failure to do so; (iii) failure, without any grace period, to comply with the provisions of Article 28 entitled “Environmental Hazards”; (iv) LESSEE or any officer, agent, successor, employee, director, legal representative or assign of LESSEE shall falsify any report or information furnished to LESSOR; (v) LESSEE or any guarantor of this Lease shall become bankrupt or insolvent or file or have filed against it any debtor or bankruptcy proceeding pursuant to any statute, either of the United States or of any state, or for the reorganization or for the appointment of a receiver or trustee of all or a portion of its property; (vi) LESSEE or any guarantor of this Lease makes an assignment for the benefit of creditors, or petitions for or enters into a plan of arrangements; and (vii) LESSEE shall abandon the Leased Premises or suffer this Lease to be seized or otherwise taken under any levy, turnover order, writ of execution or any other order, decree, writ or judgment.

21. REMEDIES

     A. Upon each occurrence of Default, LESSOR shall have the option to pursue, at any time and from time to time, any one or more of the following remedies, and/or any other remedy provided by law or in equity, without any notice or demand, LESSEE specifically waiving any municipal, county, state or federal law to the contrary:

(1)	Terminate this Lease; and/or

(2)	Enter upon and take possession of the Leased Premises with or without terminating this Lease; and/or

(3)	Alter and/or change all locks and other security devices at the Leased Premises with or without terminating this Lease;

and in any such event LESSEE immediately shall surrender possession of the Leased Premises to LESSOR, and if LESSEE fails so to do, LESSOR may enter upon and take possession of the Leased Premises and expel or remove LESSEE and LESSEE’s property and any other person and property occupying such Leased Premises or any part thereof, without service or notice or resort to legal process and being liable for prosecution or any claim of damages therefor, including but in no way limited to trespass or loss or damage to persons or property.

     B. If LESSOR terminates this Lease, LESSEE shall be liable for and shall pay to LESSOR within five (5) days after written request the sum of all base monthly rental and other payments owed to LESSOR hereunder accrued through the date of such termination, plus an amount equal to (1) the present value (using a discount rate equal to the 90-day U.S. Treasury Bill rate at the date of such determination) of the remaining Total Monthly Payment payments for the remaining portion of the Lease, calculated as if the Term expired on the date set forth in Article 2, less (2) the then present fair market rental value of the Leased Premises remaining for such period.

     C. If LESSOR repossesses the Leased Premises without terminating this Lease, LESSEE, at LESSOR’s option, shall be liable for and shall pay LESSOR within five (5) days after written request all of the Total Monthly Payment and other payments owed to LESSOR accrued through the date of such repossession, plus all amounts required to be paid by LESSEE to LESSOR under this Lease through the date of expiration of the Term diminished by all amounts received by LESSOR through reletting the Leased Premises for the remainder of the Term. Actions to collect amounts due by LESSEE to LESSOR under this Article 21.C may be brought from time to time, on one or more occasions, without the necessity of LESSOR’s waiting until expiration of the Term.

     D. Upon Default, in addition to any amount provided to be paid herein, LESSEE also shall be liable for and shall pay to LESSOR (i) brokers’ fees incurred by LESSOR in connection with reletting the whole or any part of the Leased Premises; (ii) the costs of removing and storing LESSEE’s or other occupant’s property; (iii) the costs of repairing, altering, remodeling or otherwise putting the Leased Premises and the fixtures, equipment and systems located therein into condition acceptable to a new tenant; (iv) all reasonable expenses and fees, including but in no way limited to attorney’s fees, incurred by LESSOR in enforcing or defending LESSOR’s rights and/or remedies; and (v) interest at the rate of eighteen 18.00% percent per annum on all sums due and owed to LESSOR by virtue of any provision of this lease including without limitation, Base Monthly Rent and late charges, from the time they are due and payable until they are paid.

     E. LESSEE acknowledges that LESSOR has entered into this Lease in reliance upon, among other matters, LESSEE’s agreement and continuing obligation to pay all Rent due throughout the Term. As a result, LESSEE hereby agrees that LESSOR has no obligation to: (i) relet the Leased Premises prior to leasing any other space within the Building; (ii) relet the Leased Premises (A) at a rental rate or otherwise on terms below market, as then determined by LESSOR in its sole discretion; (B) to any entity not satisfying LESSOR’s then standard financial credit risk criteria; (C) for a use (1) not consistent with LESSEE’s use prior to the Default; (2) which would violate then applicable law or any restrictive covenant or other lease affecting the Building; (3) which would impose a greater burden upon the Building’s parking, HVAC or other facilities; and/or (4) which would involve any use of Hazardous Materials; (iii) divide the Leased Premises, install new demising walls or otherwise reconfigure the Leased Premises to make same more marketable; (iv) pay any leasing or other commissions arising from such reletting, unless LESSEE unconditionally delivers LESSOR, in good and sufficient funds, the full amount thereof in advance; (v) pay, and/or grant any allowance for, tenant finish or other costs associated with any new lease, even though same may be amortized over the applicable lease term, unless LESSEE unconditionally delivers LESSOR, in good and sufficient funds, the full amount thereof in advance; and/or (vi) relet the Leased Premises, if to do so, LESSOR would be required to alter other portions of the Building, make ADA-type modifications or otherwise install or replace any sprinkler, security, safety, HVAC or other Building operating systems.

     F. If LESSOR repossesses the Leased Premises, LESSOR shall have the right to (i) keep in place and use or (ii) remove and store all of the furniture, fixtures, equipment and other contents located at the Leased Premises, including that which is owned by or leased to LESSEE at all times prior to any foreclosure or repossession by LESSOR or third party having a lien thereon. LESSOR also shall have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (“Claimant”) who presents to LESSOR a copy of any instrument represented by Claimant to have been executed by LESSEE (or any predecessor of LESSEE) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of LESSOR to inquire into the authenticity or legality of said instrument. The rights of LESSOR herein stated shall be in addition to any and all other rights that LESSOR has or may hereafter have at law or in equity; and LESSEE stipulates and agrees that the rights granted LESSOR are commercially reasonable.

     G. LESSEE AND LESSOR WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LESSOR AND LESSEE ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

22. CONDITION AT TERMINATION AND KEYS

     The Leased Premises and keys to same shall be surrendered to LESSOR, broom clean (free of all debris and property of LESSEE), no later than 5:00 p.m. on the last day of the Term, with the entire Leased Premises in good repair, reasonable wear and tear excepted (except as provided to the contrary in this Lease), and with all equipment and systems in good operating condition. Should LESSEE surrender the Leased Premises or the equipment or systems in other than the above specified condition, LESSEE hereby grants LESSOR the right to have the Leased Premises placed in such condition and LESSEE agrees to pay the cost of such reconditioning, as well as the Total Monthly Payment for the period necessary to accomplish same, within ten (10) days after written request to LESSEE. At the end of the Term, LESSEE shall surrender all keys to LESSOR at the place then fixed for the payment of rent or such other location as specified by LESSOR in writing. All obligations of the LESSEE contained in this Article 22 shall survive the end of the Term. Notwithstanding any provision in this Lease to the contrary, all personal property of LESSEE that shall remain in the Leased Premises after the vacation of the Leased

Premises by LESSEE shall be deemed abandoned, shall thereupon, at the election of LESSOR, become the property of LESSOR, and the LESSOR may dispose of such property in any way at any time, without notice, as LESSOR sees fit without liability or payment for same or damage thereto to LESSEE, at LESSEE’s sole expense.

23. HOLDING OVER

     If, for any reason, LESSEE retains possession of the Leased Premises after the termination of the Term, such possession shall be subject to immediate termination by LESSOR at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that LESSEE shall pay LESSOR from time to time, upon demand, as Base Rent for the holdover period, an amount equal to 150% of the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition to the foregoing, LESSEE shall be liable for all damages incurred by LESSOR as a result of such holding over, such damages to include, without limitation, LESSOR’s loss of rental income from one or more prospective tenants for the Leased Premises due to LESSEE’s failure to timely vacate the Leased Premises. No holding over by LESSEE, whether with or without consent of LESSOR, shall operate to extend this Lease and this Article 23 shall not be construed as consent for LESSEE to retain possession of the Leased Premises.

24. FINANCIAL STATEMENTS

     Within ten (10) days after written request, LESSEE shall furnish to LESSOR a copy of LESSEE’S income statements and balance sheets covering LESSEE’s last four (4) quarterly accounting periods, and shall include all corresponding notes, comments, opinions and statements. Such financial information shall be certified by LESSEE or a Certified Public Accountant to be materially accurate.

25. SUBORDINATION AND ATTORNMENT

     A. LESSEE agrees that this Lease is and shall remain subject to and subordinate to all present and future mortgages, deeds to secure debt, deeds of trust, security agreements, financing statements and all other security instruments and other similar encumbrances (the “Encumbrances”) affecting the Land or the Building, or any part thereof, and within ten (10) days after written request, LESSEE shall execute, acknowledge, verify and deliver to LESSOR such certificate(s), letters, representations and agreements in writing as LESSOR or its lender may request, acknowledging the subordination of this Lease to such Encumbrances; provided, however, no such subordination will be effective unless LESSEE receives a non-disturbance agreement from the holder of any such Encumbrance. LESSOR agrees to use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from the holder of any existing Encumbrance on the standard form then required by such holder. Notwithstanding the foregoing, any such lender may at any time subordinate its Encumbrance to this Lease, without notice or LESSEE’s consent, and thereupon this Lease shall be deemed prior to such Encumbrance without regard to their respective dates of execution, delivery or recording and in that event such lender shall have the same rights with respect to this Lease as though this

Lease had been executed prior to the execution, delivery and recording of such Encumbrance and had been assigned to such lender. LESSEE hereby irrevocably appoints LESSOR as LESSEE’S attorney-in-fact, coupled with an interest, and grants LESSOR power of attorney to subordinate LESSEE’S interest under this Lease to all Encumbrances on the Land and the Building, and any part thereof.

     B. Nothing in this Lease shall in any manner restrict LESSOR’s right to assign or encumber this Lease in its sole discretion. Should the LESSOR assign this Lease or should LESSOR enter into Encumbrances affecting all or any portion of the Leased Premises and should the holder(s) of such Encumbrances succeed to the interest of LESSOR, LESSEE shall be bound to any such holder under all the terms, covenants and conditions of this Lease, and LESSEE shall promptly attorn to such holder as LESSOR under this Lease.

26. EXCULPATION

     LESSEE agrees that LESSEE shall look solely to LESSOR’s interest in the Leased Premises, Land and Building for the satisfaction of any claim, judgment, decree, decision, or ruling lawfully requiring the payment of money by LESSOR, and no other property or assets of LESSOR, its officers, directors, agents, employees, partners, owners, shareholders, successors, assigns or legal representatives, shall be subject to lien, levy, execution or other enforcement procedure for the satisfaction of any such claim, judgment, injunction, decree, decision or ruling, nor shall any of the foregoing individuals or entities have any liability, whether jointly, individually or derivatively, for any obligation of or any claim against LESSOR.

27. ESTOPPEL REPRESENTATIONS

     Within ten (10) days after written request from LESSOR, LESSEE shall execute, acknowledge, verify and deliver to LESSOR written statements certifying that this Lease is in full force and effect (and, if there has been a modification thereof, that the same is in full force and effect as modified), that there are no uncured defaults on the part of LESSOR (or of any such default exists, the specific nature and extent thereof), the date to which any rent or other charges have been paid in advance, if any, that all tenant finish allowances and related costs owed by LESSOR have been paid in full (or, if not, the specific amount owed) and such other matters as LESSOR may, in its sole discretion request. It is understood and agreed that LESSEE’s obligation to furnish each estoppel certificate in a timely fashion is a material inducement for LESSOR’s execution of this Lease. No cure or grace period provided in this Lease shall apply to LESSEE’s obligations to timely deliver an estoppel certificate. LESSEE irrevocably appoints LESSOR as its attorney-in-fact, coupled with an interest, and grants LESSOR power of attorney to execute, acknowledge, verify and deliver, for, by and in the name of LESSEE, any statement, representation, document or instrument provided for in this Article 27.

28. ENVIRONMENTAL HAZARDS

     A. The term “Hazardous Substances”, as used in this Lease shall mean all pollutants, contaminants, explosives, flammable materials, compressed materials, corrosives and toxic, radioactive and hazardous materials, and all other substances, the use, containment, existence, monitoring, transporting, maintenance prevention and/or removal of which is monitored, restricted, prohibited or penalized by an “Environmental Law”, which term shall mean all federal, state or local laws, ordinances, statutes, orders, directives and decrees, and all orders, directives, rulings, rules, regulations and decisions of a governmental or quasi-governmental authority, and all decisions, orders, decrees and judgments of a judicial or quasi-judicial body, and all rules, regulations, rulings, orders, directives and decisions of any regulatory or quasi-regulatory body relating to the foregoing or the pollution, contamination, regulation, monitoring, cleansing or protection of the environment. LESSEE hereby agrees that: (i) no activity or inactivity will be conducted on the Leased Premises that will produce any Hazardous Substances, except for such activities that are part of ordinary course for LESSEE’s business activities and which are conducted in accordance with all Environmental Laws and have been expressly and specifically approved in advance in writing by LESSOR in its sole discretion (“Permitted Activities”); LESSEE shall be responsible for obtaining any required permits, certificates variances and all approvals and for paying any fees and providing any testing required by any governmental agency; (ii) the Leased Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of “Permitted Materials” (as defined in Article 28.B), which are properly stored in a manner and location meeting all Environmental Laws and are expressly and specifically approved in advance in writing by LESSOR in its sole discretion; (iii) no portion of the Leased Premises will be used as a landfill, waste disposal facility, waste storage facility or a dump; (iv) there will be no installation of any above ground or underground tanks or other storage facilities of any type; (v) no surface or subsurface conditions will exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (vi) there will be no Hazardous Substances brought onto the Leased Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed by LESSEE, with proper disposal pursuant to all Environmental Laws, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. LESSOR shall have the right but not the obligation to enter the Leased Premises for the purpose of inspecting the storage, use and disposal of Permitted Materials to ensure compliance with this Lease and all Environmental Laws. Should it be determined, in LESSOR’s sole discretion, that said Permitted Materials are being improperly stored, used, or disposed of, then LESSEE shall take such corrective action within 24 hours after written demand from LESSOR. If such corrective action is not so taken, LESSOR shall have the right, but not the obligation, to perform such work and LESSEE shall reimburse LESSOR for all costs associated with said work within five (5) days after written request. If at any time during or after the Term, the Leased Premises are found to be so contaminated or subject to said conditions, LESSEE shall immediately institute proper and thorough cleanup procedures at LESSEE’s sole cost, and LESSEE agrees to indemnify and hold LESSOR harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from, in connection with or as a result of said conditions. If such corrective action is not so taken, LESSOR shall have the right, but not the obligation, to perform such work and LESSEE shall reimburse LESSOR for all costs associated with said work within five (5) days after written request. At the expiration or earlier termination of the Lease, LESSOR shall have the right, at its option and at LESSEE’s sole cost and expense, to undertake an environmental assessment of the Leased Premises to determine LESSEE’s compliance with all Environmental Laws. LESSOR and LESSEE agree that LESSOR’s receipt of or satisfaction with any environmental assessment in no way waives any rights that LESSOR holds against LESSEE. LESSOR acknowledges and agrees that LESSEE shall have no responsibility for any claims, demands, actions, liabilities, costs, expenses or damages resulting from an environmental condition which is proven to have existed prior to the date of this Lease through no fault of LESSEE, but not otherwise. The foregoing indemnification and the responsibilities of LESSEE in this Article 28 shall survive the end of the Term.

B.	PERMITTED MATERIALS:

Chemicals, reagents, compounds and drugs used in connection with or produced as a result of the permitted uses of the Leased Premises but only to the extent LESSEE uses, stores, disposes and otherwise holds same in accordance with all applicable Environmental Laws.

29. PROHIBITION OF LIENS

     LESSEE has no authority, express or implied, to create, place or allow any lien or encumbrance of any kind or nature whatsoever upon the Leased Premises, Land or Building, or in any manner to bind the interest of LESSOR or LESSEE in the Leased Premises, Land or Building or to charge any amount payable under this Lease for any claim in favor of any person dealing with LESSEE, including those who may furnish materials or perform labor for any construction or repairs. LESSEE agrees that it will pay or cause to be paid all sums for labor performed or materials furnished in connection with any work performed on the Leased Premises, and that it will save and hold LESSOR harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the Leased Premises, Land or Building or against the right, title and interest of the LESSOR in the Leased Premises, Land or Building or under this Lease. LESSEE agrees to give LESSOR written notice within five (5) days of the placing of any lien or encumbrance against the Leased Premises, Land or Building.

30. LESSOR’S LIEN

     As security for LESSEE’s payment of Rent, damages and all other payments required to be made by this Lease, LESSEE hereby grants to LESSOR a lien upon all movable property of LESSEE now or subsequently located upon the Premises. If LESSEE abandons or vacates any substantial portion of the Premises or is in default in the payment of any rentals, damage or other payments required to be made by this Lease, LESSOR may take any action it deems necessary and may be available to it under the laws of the State of Louisiana. The proceeds of the sale of the movable property shall be applied by LESSOR toward the cost of the sale and then toward the payment of all sums then due by LESSEE to LESSOR under the terms of this Lease. Upon LESSEE’s request, LESSOR agrees to subordinate this lien to the lien held by any non-affiliated party providing LESSEE with financing on terms acceptable to LESSOR, in LESSOR’s reasonable discretion.

31. PROPORTIONATE SHARE

     “Proportionate Share”, as used in this Lease, shall mean the percentage which is the ratio of the square feet of the Leased Premises to the total rentable square feet contained in the Building and/or project of which the Leased Premises are a part, whichever is appropriate as determined by LESSOR in its reasonable discretion.

32. SEVERABILITY

     If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent and for any reason, be declared invalid or unenforceable by a court of law or regulatory agency, the remainder of this Lease and the application of such term, covenant or condition to persons or circumstances other than those which or to which such may be held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

33. FURNISHING NOTICE

     Any notice, demand, request or writing which shall be required or permitted under this Lease must be in writing and (i) delivered in person or by courier or (ii) deposited, postage prepaid, return receipt requested in the US Mail, certified or registered, or (iii) via a nationally recognized overnight delivery service, and addressed to:

LESSOR:	Sealy Woodlands, L.P.
Attn: Mark P. Sealy
333 Texas Street, Suite 1050
Shreveport, Louisiana 71101

Telephone No.: 318-222-8700
Facsimile No.: 318-222-4124

WITH A COPY TO:
The Holt Companies
Attn: Property Manager
1217 W. Loop North, Suite 100
Houston, TX 77055

LESSEE:
Legal Notice Address:
Zonagen, Inc.
Louis Ploth
2408 Timberloch, Suite 1
The Woodlands, TX 77380
Telephone No.: (281) 719-3400

Billing Address:
Zonagen, Inc.
Louis Ploth
2408 Timberloch, Suite 1
The Woodlands, TX 77380
Telephone No.: (281) 719-3400

On-Site Contact:
Zonagen, Inc.
Louis Ploth
2408 Timberloch, Suite 1
The Woodlands, TX 77380
Telephone No.: (281) 719-3400

or such other address as LESSOR or LESSEE shall have most recently designated by written notice. Any notice, demand or request hereunder shall be deemed to have been received on the date of delivery, if delivered in person or by courier, or on the date of receipt on the return receipt, if delivered by US Mail or overnight delivery service.

34. TITLES

     Notations or titles appearing in this Lease are provided merely for ease of reference, and the parties hereto expressly acknowledge and agree that such notations and titles do not constitute a part of this Lease, have no legal effect whatsoever in determining the rights or obligations of parties and shall have no bearing upon the meaning or interpretation of this Lease or any portion of it.

35. NON-WAIVER

     The failure by LESSOR to act upon a specific Default, failure or breach of any term, covenant or condition in this Lease (whether once or more) is not and will not be intended to be, and shall not be deemed to be a surrender of the Leased Premises or a waiver, forfeiture, compromise, release or novation of such term, covenant, or condition nor of any subsequent Default, failure or breach of the same or any other term, covenant or condition of this Lease. Any acceptance by LESSOR of any amount of money is not intended to be, nor shall be deemed to be a surrender of the Leased Premises or a waiver, forfeiture, compromise, release or novation of any Default, failure or breach by LESSEE of any term, covenant or condition of this Lease, regardless of LESSOR’s knowledge of such Default, failure or breach at the time of acceptance of such amount. No covenant, term or condition of this Lease shall be deemed to have been compromised, forfeited, released, novated or waived by LESSOR unless specifically expressed in writing by LESSOR.

36. ENTIRE AGREEMENT

     This Lease constitutes the entire agreement between the parties, and there are no other agreements or covenants by either LESSOR or LESSEE other than set forth in this Lease. No subsequent amendment, modification, renewal, extension, restatement, addition or deletion to this Lease shall be binding upon or inure to the benefit of LESSOR or LESSEE unless reduced to writing, signed by their authorized representatives.

37. RECORDATION OF LEASE OR SHORT FORM

     LESSEE shall not record this Lease or a short form of this Lease, unless expressly approved by LESSOR in writing. Within five (5) days after written request by LESSOR, LESSEE shall join LESSOR in the execution of a memorandum or “short form” of this Lease for the purposes of recordation at LESSOR’S sole discretion. The memorandum shall describe the parties, the Leased Premises, and the Term of this Lease, and shall incorporate this Lease by reference.

38. TIME OF ESSENCE

     Time is the essence with respect to the performance of each of the payments, covenants and agreements in this Lease.

39. GOVERNING LAW; JURISDICTION; VENUE

     The laws of the State of Texas shall govern the validity, performance, interpretation and enforcement of this Lease and all claims, suits, demands and actions relating to, in connection with and arising from this Lease and its subject matter, and all such claims, suits, demands and actions shall be made and brought in the County of the State of Texas in which the Building is located.

40. ACTS OF GOD; FORCE MAJEURE

     LESSOR shall not be required to perform any term, condition or covenant of this Lease, or be liable for any damages to LESSEE, so long as the performance or nonperformance of the term, condition or covenant is delayed, caused by or prevented by an Act of God or Force Majeure. For purposes of this Lease, Acts of God and Force Majeure are defined as strikes, lock-outs, sit-downs, material or labor restrictions by any governmental authority, unusual transportation delay, riots, floods, washouts, explosions, earthquakes, fire, storms, weather (including wet grounds or inclement weather which prevents construction), acts of terrorism and public enemy, wars, insurrections or any other cause not reasonably within the control of LESSOR and which LESSOR by the exercise of due diligence is unable, fully or in part, to prevent or overcome.

41. AUTHORITY

     Both LESSEE and the individual(s) signing on behalf of LESSEE below hereby represent and warrant that they are duly authorized to execute and deliver this Lease and bind LESSEE to the terms thereof without the consent of any other individual, entity or group of individuals and/or entities. Both LESSOR and the individual(s) signing on behalf of LESSOR below hereby represent and warrant that they are duly authorized to execute and deliver this Lease and bind LESSOR to the terms thereof without the consent of any other individual, entity or group of individuals and/or entities.

42. COMPLIANCE WITH LAW

     All agreements between LESSOR and LESSEE, whether now existing or hereafter arising, are hereby limited so that in no contingency, whether by reason of demand or acceleration or otherwise, shall any amount contracted for, charged, received, paid or agreed to be paid to LESSOR exceed the maximum amount permissible under applicable law. If, from any circumstances whatsoever, any amount would otherwise be payable to LESSOR in excess of the maximum lawful amount, such payable to LESSOR shall be reduced to the maximum amount permitted under applicable law; and if from any circumstances LESSOR shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the amounts due and to become due under this Lease and not the payment of interest, or if such excessive amount exceeds amounts due and to become due under this Lease, such excess shall be refunded to LESSEE. This Article 42 shall control all agreements between the LESSOR and LESSEE.

43. WAIVER OF CONSUMER RIGHTS

     LESSOR and LESSEE waive their rights under the Deceptive Trade Practices-Consumer Protection Act, Section 17.41 et seq., Business & Commerce Code, a law that gives consumers special rights and protections. Each, after consultation with an attorney of its selection, voluntarily consents to this waiver.

44. CERTAIN CALCULATIONS

     LESSOR and LESSEE are knowledgeable and experienced in commercial transactions and agree that the provisions set forth in this Lease for determining charges, amounts and additional rent payable by LESSEE are commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges. ACCORDINGLY, LESSEE HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS OF LESSEE UNDER SECTION 93.004 OF THE TEXAS PROPERTY CODE, AS SUCH SECTION NOW EXISTS OR AS MAY BE HEREAFTER AMENDED OR SUCCEEDED.

45. SUBSTITUTION SPACE [INTENTIONALLY DELETED]

46. NO IMPLIED WARRANTY

     LESSOR AND LESSEE EXPRESSLY WAIVE AND DISCLAIM ANY IMPLIED WARRANTY THAT THE LEASED PREMISES ARE SUITABLE FOR LESSEE’S INTENDED COMMERCIAL PURPOSE. FURTHER, LESSEE AGREES THAT LESSEE’S OBLIGATION TO PAY BASE RENT AND OTHER SUMS HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE LEASED PREMISES OR THE PERFORMANCE BY LESSOR OF ITS OBLIGATIONS HEREUNDER AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, LESSEE SHALL CONTINUE TO PAY BASE RENT AND SUCH OTHER SUMS, WITHOUT ABATEMENT, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LESSOR OF SUCH OBLIGATIONS, WHETHER EXPRESS OR IMPLIED.

This Lease Agreement is executed as of the dates indicated below.

WITNESS:	LESSEE:
ZONAGEN, INC.

/s/ Damon Palermo	By:	/s/ Louis Ploth, Jr.

Damon Palermo
Printed Name: Louis Ploth

	Its:	Vice President and CFO

	Date:	May 4, 2004

WITNESS:	LESSOR:
SEALY WOODLANDS, L.P.,
a Delaware limited partnership

	By:	Sealy Woodlands General Partner, L.P.,
its general partner

		By:	Sealy G.P. Woodlands, L.P.,
its general partner

			By:	Sealy Woodlands Investors,
L.L.C., its general partner

				By:	/s/ Scott P. Sealy

Printed Name: Scott P. Sealy

Its: Manager

				Date:	May 11, 2004

All exhibits to the lease agreement have been intentionally omitted. Zonagen will provide copies of such exhibits to stockholders upon request directed to Zonagen’s corporate secretary.